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                                                                  EXHIBIT 10.30
                                                                  EXECUTION COPY


                             STOCKHOLDERS AGREEMENT


                 THIS STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of April 9, 1997, is entered into by and among Eller Media Corporation, a Delaware corporation (the "Company"), Clear Channel Communications, Inc., a Texas corporation ("CCC"), and EM Holdings LLC, an Arizona limited liability company ("Holdings").

                                    RECITALS

                 WHEREAS, the Company, CCC and the persons set forth on Exhibit A thereto (the "Selling Stockholders") have entered into that certain Stock Purchase Agreement, dated as of February 25, 1997, as amended (the "Stock Purchase Agreement"), pursuant to which the Selling Stockholders have agreed to sell to CCC, and CCC has agreed to purchase from the Selling Stockholders, an aggregate of 1,793.504 shares of outstanding Common Stock, par value $.01 per share ("Company Common Stock"), of the Company;

                 WHEREAS, as a result of the transactions contemplated by the Stock Purchase Agreement, CCC will own 1,793.504 shares of Company Common Stock and Holdings will own 140.450 shares of Company Common Stock; and

                 WHEREAS, Holdings, CCC and the Company desire to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the transfer or other disposition of securities of the Company, and to agree with respect to certain other matters as more fully set forth herein.

                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                 "Agreement" has the meaning specified in the heading of this Agreement.

                 "Business Day" shall mean any weekday on which commercial banks in New York City are open. Any action, notice or right which is to be exercised or lapses on or by a given date which is not a Business Day may be taken, given or exercised, and shall not lapse, until the end of the next Business Day.

                 "CCC"  has the meaning specified in the heading of this
Agreement.
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                 "CCC Common Stock" shall mean the Common Stock, par value $.10 per share, of CCC, as constituted on the date hereof. If the CCC Common Stock is after the date hereof reclassified or changed into other shares of capital stock or other securities or property, including by reason of a merger, consolidation, reorganization or recapitalization, or if CCC pays a dividend or makes a distribution on the CCC Common Stock in shares of capital stock or other securities or property (excluding cash) or subdivides (or combines) its outstanding shares of CCC Common Stock into a greater (or smaller) number of shares of CCC Common Stock, a share of CCC Common Stock shall be deemed to be such number of shares of stock and amount of other securities or property (excluding cash) to which a holder of CCC Common Stock would be entitled if such holder were a record holder of a share of CCC Common Stock on the date hereof and continuously to the date of determination.

                 "CCC Stockholders" shall mean CCC and each of its direct and indirect Permitted Transferees, so long as any such Person shall hold Company Shares.

                 "Change of Control" shall mean (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company, or (c) the adoption of a plan relating to the liquidation or dissolution of the Company; provided, however, that a transaction in which the Company becomes a subsidiary of another entity shall not constitute a Change of Control if (a) the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Company immediately following the consummation of such transaction and (b) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company.

                 "Company" has the meaning specified in the heading of this Agreement.

                 "Company Common Stock" has the meaning specified in the first recital of this Agreement.

                 "Company Shares" shall mean the Company Common Stock as constituted on the date hereof. If the Company Common Stock is after the date hereof reclassified or changed into other shares of capital stock or other securities or property, including by reason of a merger, consolidation, reorganization or recapitalization, or if the Company pays a dividend or makes a distribution on the Company Common Stock in shares of capital stock or other securities or





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property (excluding cash) or subdivides (or combines) its outstanding shares of
Company Common Stock into a greater (or smaller) number of shares of Company Common Stock, a share of Company Common Stock shall be deemed to be such number of shares of stock and amount of other securities or property (excluding cash) to which a holder of Company Common Stock would be entitled if such holder were a record holder of a share of Company Common Stock on the date hereof and continuously to the date of determination.


                 "Eller Stockholders" shall mean Scott Eller, Loel Ranches, Inc., Red River Resources, Inc., Eller Family L.L.C., Elissa Eller Goodman, Karl Eller and Joan Eller.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 "Holdings" has the meaning specified in the heading of this Agreement.

                 "Holdings Stockholders" shall mean Holdings and each of its direct and indirect Permitted Transferees, so long as any such Person shall hold Company Shares.

                 "Permitted Transferee" shall mean:

                 (a) as to any Holdings Stockholder, (i) any Eller Stockholder; (ii) any person who is the spouse or former spouse of, or any lineal descendent of, or any spouse of such lineal descendant of, or the grandparent, parent, brother or sister of, or spouse of such brother or sister of, an Eller Stockholder or a Permitted Transferee of such person; (iii) upon the death of any Eller Stockholder or any Permitted Transferee of such person, the executors of the estate of such Eller Stockholder or Permitted Transferee, any of such Eller Stockholder's or such Permitted Transferee's heirs, testamentary trustees, devisees, or legatees; (iv) any trust principally for the benefit of one or more of the Eller Stockholders or Permitted Transferees (including a charitable lead or remainder trust); (v) upon the disability of any Eller Stockholder or Permitted Transferee, any guardian or conservator of such Eller Stockholder or Permitted Transferee or (vi) any other transferee approved by CCC, provided that in each case such transferee assumes and agrees to perform and becomes a party to this Agreement; and

                 (b) as to CCC, any transferee who assumes and agrees to perform and becomes a party to this Agreement.

                 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Put Date" has the meaning specified in Section 3(a)(ii) of this Agreement.

                 "Put Notice" has the meaning specified in Section 3(a)(ii) of this Agreement.

                 "Put Obligation" has the meaning specified in Section 3(a)(i) of this Agreement.





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                 "Put Option Shares" has the meaning specified in Section
3(a)(i) of this Agreement.

                 "Put Right" has the meaning specified in Section 3(a)(i) of this Agreement.

                 "Redemption Date" has the meaning specified in Section 3(b)(ii) of this Agreement.

                 "Redemption Notice" has the meaning specified in Section 3(b)(ii) of this Agreement.

                 "Redemption Right" has the meaning specified in Section 3(b)(i) of this Agreement.

                 "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among CCC and the persons listed on the signature pages thereof, as the same may be amended, modified, supplemented or restated from time to time.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 "Selling Stockholders" has the meaning specified in the first recital of this Agreement.

                 "Stockholders" shall mean each of the Holdings Stockholders and the CCC Stockholders.

                 "Stock Purchase Agreement" has the meaning specified in the first recital of this Agreement.

                 "Transfer" means, with respect to any security, any direct or indirect, sale, assignment, hypothecation, pledge or other disposition of such security or any interests therein.

                 "Transfer Price" shall mean, with respect to each Company Share (or fraction thereof), the sum of (a) 7,700 shares of CCC Common Stock (or the equivalent fraction thereof, as the case may be), subject to adjustment as provided in the definition of CCC Common Stock and subject to the Escrow Agreement (as defined in the Stock Purchase Agreement), plus, without duplication, (b) any cash dividends or other cash distributions which would have been payable to the holder of such Company Share (without interest thereon), if, on the date hereof, he had become and remained until the date of determination a record holder of such shares of CCC Common Stock, plus (c) any cash payment in lieu of fractional shares that the holder of such Company Share is entitled to receive pursuant to Section 3(c) hereof, less (d) any cash dividends or other cash distributions paid to the holder of such Company Share after the date hereof and until the date of determination (without interest thereon).





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         2.      Transfers of Company Shares.

                 (a)      Restrictions Generally; Securities Act.

                          (i)     Each Stockholder agrees that it will not,
directly or indirectly, Transfer any Company Shares except in accordance with the terms of this Agreement. In the event a Transfer of any Company Shares is attempted in violation of the provisions of this Agreement, such Transfer shall be void and of no effect, the Company shall not register or have any obligation to register the Transfer of such shares, and no dividend of any kind whatsoever nor any distribution pursuant to liquidation or otherwise shall be paid by the Company to the transferee in respect to such shares (all such dividends and distributions being deemed waived by the transferee), and the voting rights of such shares, if any, on any matter whatsoever, and all other rights in connection with such shares, shall remain vested in the transferor during the period commencing with such party's initial failure of compliance and ending when compliance shall have occurred.

                          (ii)    Each Stockholder agrees that, in addition to
the other requirements herein relating to Transfer, it will not Transfer any Company Shares except pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

                 (b)      Legends.

                          (i)     Each certificate representing Company Shares
shall be endorsed with the following legends and such other legends as may be required by applicable state securities laws:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS, RIGHTS TO REPURCHASE AND RIGHTS TO REQUIRE TRANSFERS CONTAINED IN A STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 9, 1997 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF)."

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                          (ii)    Any certificate issued at any time in
exchange or substitution for any certificate bearing such legends shall also bear such legends, as applicable, unless in the opinion of counsel for the Company, the Company Shares represented thereby are no longer subject to the provisions of this Agreement or the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) may be removed.





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                 (c)      Transfers by Stockholders.  Each of the Stockholders
agrees that it will not Transfer any Company Shares except (i) pursuant to the provisions of this Agreement or (ii) to a Permitted Transferee.

         3.      Put Right; Redemption Right.

                 (a)      Put Right.

                          (i)     At any time and from time to time commencing
on the date hereof and ending on the fifth anniversary of the date hereof, the Holdings Stockholders, and each of them, shall have the right (a "Put Right"), individually or together, to sell to CCC, in one or more transactions, in whole or in part, any or all of the outstanding Company Shares then owned by such Holdings Stockholders (the "Put Option Shares"), subject to the notice provisions set forth in Section 3(a)(ii) hereof, and CCC shall be obligated to purchase (a "Put Obligation") from such Holdings Stockholders the Put Option Shares; provided, however, that the Holding Stockholders may only exercise the Put Right on three occasions. The price per share of the Put Option Shares shall equal the Transfer Price on the Put Date (as defined below).

                          (ii)    In order to exercise the rights granted to
them pursuant to Section 3(a)(i) hereof, the Holdings Stockholder or Holdings Stockholders who desire to exercise such rights (by action in accordance with Section 8 hereof) shall notify CCC in writing (a "Put Notice") of the exercise of their rights hereunder not less than ten (10) nor more than twenty (20) days prior to the date fixed for such purchase. Such Put Notice shall state the following:

                                  (A)      the purchase date (the "Put Date");
and

                                  (B)      the number of outstanding Company
Shares held by such Holdings Stockholder or Holdings Stockholders to be sold to CCC.

                          (iii)   In the event that as of any Put Date, CCC
shall not fully satisfy its Put Obligation on such Put Date, interest will accrue from the date of default until the date that such Put Obligation and any accrued interest thereon is satisfied in full, at the rate of 10% per annum (to the extent permitted by law), compounded daily, on an amount equal to the aggregate Transfer Price to be paid on the Put Date with respect to the Company Shares to be purchased. Such interest will be payable in cash. All amounts paid by CCC with respect to any outstanding Put Obligation shall be applied first to any accrued but unpaid interest thereon.

                 (b)      Redemption Right.

                          (i)     At any time commencing on the seventh
anniversary of the date hereof and ending on the tenth anniversary of the date hereof, CCC shall have the right (the "Redemption Right") to call for purchase by CCC all, but not less than all, of the outstanding Company Shares then owned by the Holdings Stockholders, subject to the notice provisions set forth in
Section 3(b)(ii) hereof; provided, however, that in the event that CCC or the Company enters into any transaction or agreement which will result in a Change of Control, such Redemption Right may be exercised by CCC immediately prior to such Change of Control. The





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price for each Company Share called for purchase by CCC shall equal the
Transfer Price on the Redemption Date (as defined below).

                          (ii)    In order to exercise the rights granted to it
pursuant to Section 3(b)(i) hereof, CCC (by action in accordance with Section 8 hereof) shall notify the Holdings Stockholders in writing (the "Redemption Notice") of the purchase of Company Shares hereunder not less than ten (10) nor more than twenty (20) days prior to the date fixed for such redemption. The Redemption Notice shall state the following:

                                  (A)      the redemption date (the "Redemption
Date");

                                  (B)      that all outstanding Company Shares
held by the Holdings Stockholders are to be purchased; and

                                  (C)      the requisite Transfer Price
deliverable upon redemption of each Company Share to be purchased.

                 (c) No Fractional Shares. No fractional shares of CCC Common Stock shall be issued upon the purchase of any Company Shares. Instead of any fractional interest in a share of CCC Common Stock which would otherwise be deliverable upon the purchase of a Company Share, CCC shall pay the holder of such share an amount in cash (computed to the nearest cent) equal to the product of (i) the fraction of a share of CCC Common Stock to which such holder would otherwise be entitled multiplied by (ii) the closing price of the CCC Common Stock on the New York Stock Exchange (or such other securities exchange or automated interdealer quotation system, if any, on which such securities are then listed or quoted) on the trading date immediately prior to the Put Date or the Redemption Date, as the case may be. If more than one share shall be surrendered for purchase at one time, the number of full shares of CCC Common Stock issuable upon purchase thereof shall be computed on the basis of the aggregate number of Company Shares so surrendered.

                 (d) Deposit of Shares and Funds. CCC's obligation to deliver the requisite Transfer Price in accordance with Section 3(a) and
Section 3(b) shall be deemed fulfilled if, on or before a Put Date or a Redemption Date, as the case may be, CCC shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City or Phoenix, Arizona and having a capital and surplus of at least $500,000,000, the aggregate Transfer Price required to be delivered by CCC pursuant to Section 3(a) or Section 3(b), upon the occurrence of the related purchase or redemption, in trust for the account of the holders of the shares to be purchased or redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon purchase or redemption of the Company Shares to be purchased or called for redemption. Any interest accrued on the Transfer Price shall be paid to CCC. Any amount of the Transfer Price so deposited and unclaimed at the end of one year from such Put Date or Redemption Date shall be repaid and released to CCC after which the holder or holders of such Company Shares subject to purchase or called for redemption shall look only to CCC for delivery of the requisite Transfer Price, subject to escheat and similar abandoned property laws.





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                 (e)      Surrender of Certificates.  Each holder of Company
Shares to be purchased or redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer) to the bank or trust company or affiliate thereof where CCC has deposited the Transfer Price pursuant to Section 3(d), or, in the event no such deposit has been made, to CCC at the office of CCC, and shall thereupon be entitled to receive the Transfer Price payable pursuant to this Section 3 following such surrender and following the date of such purchase or redemption. In the case fewer than all the shares represented by any such surrendered certificate are to be purchased pursuant to Section 3(a), a new certificate shall be issued at the expense of CCC representing the unpurchased shares. If such notice of purchase or redemption shall have been given, and if on the date fixed for purchase or redemption, the requisite Transfer Price necessary for the purchase or redemption shall have been either set aside by CCC separate and apart from its other funds or assets in trust for the account of the holders of the shares to be purchased or redeemed (and so as to be and continue to be available therefor) or deposited with a bank or trust company or affiliate thereof as provided in Section 3(d) hereof, then, notwithstanding that the certificates evidencing any Company Shares to be purchased or redeemed shall not have been surrendered, the shares represented thereby subject to purchase or redemption shall be deemed no longer outstanding and all rights with respect to such shares shall forthwith after such date cease and terminate, except for the right of the holders to the requisite Transfer Price payable pursuant to this
Section 3 without interest upon surrender of their certificates therefor.

                 (f) Notice of Adjustments. Whenever the Transfer Price is adjusted as herein provided, CCC shall:

                          (i)     forthwith compute the adjusted Transfer Price
and prepare a certificate signed by the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Controller of CCC setting forth the adjusted Transfer Price, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and file such certificate forthwith with the transfer agent or agents for the Company Shares and the CCC Common Stock; and

                          (ii)    mail a notice stating that the Transfer Price
has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Transfer Price to the Holdings Stockholders at or prior to the time CCC mails an interim statement to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within forty-five (45) days of the end of such fiscal quarter.

                 (g) Payment of Taxes. CCC will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of CCC Common Stock on the purchase or redemption of Company Shares pursuant to this Section 3; provided, however, that CCC shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of CCC Common Stock in a name other than that of the registered holder of Company Shares purchased or redeemed or to be purchased or redeemed, and no such issue or delivery shall be made unless





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and until the person requesting such issue has paid to CCC the amount of any such tax or has established, to the satisfaction of CCC, that such tax has been paid.

                 (h) Reservation of Shares. CCC shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued CCC Common Stock and its issued CCC Common Stock held in its treasury, for the purpose of satisfying Put Obligations pursuant to
Section 3(a) or purchasing the Company Shares pursuant to Section 3(b), the full number of shares of CCC Common Stock (or other securities or property) then deliverable upon the exercise in full of the Put Right or the Redemption Right, as the case may be.

         4. Notice of and Covenant Regarding Corporate Events. The Company and CCC shall give written notice to the Holdings Stockholders at least thirty (30) days prior to any merger or consolidation to which the Company is a party and in which it is not the surviving corporation or the adoption of a plan relating to the liquidation or dissolution of the Company. Furthermore, the Company and CCC agree that, prior to the fifth anniversary of the date hereof, and other than in connection with a Change of Control, the Company will not be a party to any merger or consolidation in which it is not the surviving corporation, or adopt a plan of liquidation or dissolution.

         5.      Investment.  The Holdings Stockholders:

                 (a) understand that the shares of CCC Common Stock to be issued upon exercise of the Put Right and the Redemption Right have not been, and will not be, except as contemplated by the Registration Rights Agreement, registered under the Securities Act, or under any state securities laws, and, upon exercise of the Put Right or the Redemption Right, as the case may be, will be offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering;

                 (b) acknowledge that shares of CCC Common Stock to be issued upon exercise of the Put Right and the Redemption Right will be acquired solely for their own account and not with a view to the distribution thereof, except in accordance with the Securities Act or as contemplated by the Registration Rights Agreement;

                 (c) are sophisticated investors with knowledge and experience in business and financial matters;

                 (d) have received certain information concerning CCC and have had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding shares of CCC Common Stock issuable upon exercise of the Put Right and the Redemption Right; and

                 (e) are able to bear the economic risk and lack of liquidity inherent in holding shares of CCC Common Stock issuable upon exercise of the Put Right and the Redemption Right.





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         6.      Term.  This Agreement shall terminate upon the earliest of (a)
the tenth anniversary of the date hereof, (b) the date on which the Holdings Stockholders no longer own Company Shares, and (c) April 30, 1997, in the event the transactions contemplated by the Stock Purchase Agreement have not been consummated on or before such date.

         7. Injunctive Relief. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

         8. Notices. Any notices or other communications required or permitted hereunder, shall be sufficiently given if in writing and personally delivered or sent by pre-paid first class mail, overnight courier, telex or facsimile, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

                 In the case of the Company:



                          Eller Media Corporation
                          2850 E. Camelback Road, Suite 300
                          Phoenix, Arizona  85016
                          Attention:  Paul J. Meyer, Esq.
                          Telecopy:  (602) 381-5740

                 With a copy to:

                          Latham & Watkins
                          633 West Fifth Street, Suite 4000
                          Los Angeles, California  90071
                          Attention:  Thomas W. Dobson, Esq.
                          Telecopy:  (213) 891-8763

                 In the case of CCC or any CCC Stockholder:

                          Clear Channel Communications, Inc.
                          200 Concord Plaza, Suite 600
                          San Antonio, Texas  78216
                          Attention:  Randall T. Mays
                          Telecopy:  (210) 822-2299






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                 With a copy to:

                          Clear Channel Communications, Inc.
                          200 Concord Plaza, Suite 600
                          San Antonio, Texas  78216
                          Attention:  Kenneth E. Wyker, Esq.
                          Telecopy:  (210) 822-2299

                          Piper & Marbury L.L.P.
                          36 South Charles Street
                          Baltimore, Maryland  21201
                          Attention:  R.W. Smith, Jr., Esq.
                          Telecopy:  (410) 576-1700

                 In the case of any Holdings Stockholder:

                          Karl Eller
                          c/o Eller Media Corporation
                          2850 E. Camelback Road, Suite 300
                          Phoenix, Arizona  85016
                          Telecopy:  (602) 957-8602

                          Scott S. Eller
                          c/o Eller Media Corporation
                          2850 E. Camelback Road, Suite 300
                          Phoenix, Arizona  85016
                          Telecopy:  (602) 957-8602

                 With a copy to:

                          Paul J. Meyer, Esq.
                          c/o Eller Media Corporation
                          2850 E. Camelback Road, Suite 300
                          Phoenix, Arizona  85016
                          Telecopy:  (602) 957-8602

                          Latham & Watkins
                          633 West Fifth Street, Suite 4000
                          Los Angeles, California  90071
                          Attention:  Thomas W. Dobson, Esq.
                          Telecopy:  (213) 891-8763



All such notices and communications shall be deemed to have been duly given: when personally delivered; three Business Days after being deposited in the mail, as aforesaid; next day, if by overnight courier with guaranteed delivery; when answered back, if telexed; and when receipt is acknowledged, if transmitted by facsimile.





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         9.      Entire Agreement.  This Agreement and the other agreements referred to herein represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior understandings and agreements, whether written or oral.

         10. Amendments and Waivers. No modification, amendment or waiver of any provision of this Agreement will be effective unless approved in writing by the Company, CCC and the Holdings Stockholders owning a majority of the Company Shares then subject to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         11. Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, and the Stockholders and the respective successors and assigns of each of them so long as they hold Company Shares; provided, however, that nothing contained herein shall be construed as granting any Stockholder the right to Transfer any of its Company Shares except in accordance with this Agreement.

         12. No Inconsistent Agreements. Neither the Company nor CCC will hereafter enter into any agreement, arrangement or understanding with any Person which expressly restricts the performance by the Company or CCC, as the case may be, of their respective obligations hereunder, including, without limitation, the respective obligations of the Company and CCC under Section 3 hereof.

         13.     Choice of Law.

                 (a) This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions of Delaware law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                 (b) Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under Delaware law. Additionally, each party hereby appoints RL&F Service Corp., One Rodney Square, Wilmington, Delaware 19810, as agent for service of process in Delaware.

                 (c) Each party irrevocably and unconditionally agrees and consents that any suit, action or other legal proceeding arising out of or related to this Agreement shall be brought and heard in New Castle County, State of Delaware, and each party irrevocably consents to personal jurisdiction in any and all tribunals in said County.

         14. Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         15. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." This Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. All terms defined in this Agreement in the singular shall have the same comparable meanings when used in the plural and vice versa, unless otherwise specified.

         16. Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

         17. Cumulative Remedies. All rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                          [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                         ELLER MEDIA CORPORATION



                                         By
                                           -------------------------------------
                                               Karl Eller
                                               Chief Executive Officer



                                         CLEAR CHANNEL COMMUNICATIONS, INC.



                                         By
                                           -------------------------------------
                                               Randall T. Mays
                                               Executive Vice President



                                         EM HOLDINGS LLC



                                         By
                                           -------------------------------------
                                               Karl Eller
                                               Managing Member